UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 31, 2008

Date of Report (Date of earliest event reported)
NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	000-18307	91-1423516

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON 98101

(Address of principal executive offices)                                                                                                                                   (Zip Code)
(206) 621-1351

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
     On March 31, 2008, Northland Cable Properties Eight Limited Partnership (“NCP-Eight”) exercised its right to terminate the asset purchase agreement dated as of July 5, 2007, between NCP-Eight and Green River Media and Communications, LLC (“Green River”) due to Green River’s inability to secure adequate financing. The asset purchase agreement contemplated the proposed sale by NCP-Eight of substantially all of its assets to Green River (the “Green River Agreement”). NCP-Eight exercised its right to terminate the Green River Agreement after having been notified by Green River that it did not have sufficient funds to enable it to consummate the transaction by March 31, 2008, the date by which the transaction was expected to be completed under the Green River Agreement. NCP-Eight proposed terms to Green River under which it was willing to extend the closing date of the transaction in order to provide Green River more time to obtain financing for the transaction; however, Green River was unwilling to accept the terms of such an extension proposed by NCP-Eight. NCP-Eight has reserved all rights it may have to any claims, including claims for damages, as a result of Green River’s breach of its obligations under the Agreement.
     NCP-Eight will move toward a potential sale of its operating assets to its general partner or its affiliates. On February 27, 2008, at the special meeting of limited partners of NCP-Eight, limited partners voted to authorize NCP-Eight and its general partner to sell substantially all of NCP-Eight’s existing assets to the general partner, or one or more of its affiliates, in the event the transaction with Green River was not consummated by March 31, 2008, or such later date mutually agreed upon by NCP-Eight and Green River (the “Alternative Sale Transaction”). As described in NCP-Eight’s definitive proxy statement filed on December 19, 2007, pursuant to the agreement that would be entered into with respect to the Alternative Sale Transaction, the general partner would have the right to purchase NCP-Eight’s assets on substantially the same terms and conditions provided in the Green River Agreement, except that the general partner’s obligations to close will be subject to its ability to secure satisfactory financing. The general partner will work diligently to secure satisfactory financing within 90 days after the agreement for the Alternative Sale Transaction becomes effective. If the general partner is unable to secure satisfactory financing within the 90 day time frame, the general partner would have the right to terminate. If the Alternative Sale Transaction closes, the general partner estimates it will commence the dissolution and winding up of NCP-Eight during the second half of 2008.
     In the opinion of the general partner, NCP-Eight has sufficient liquidity to continue to operate in the ordinary course of business and as a going concern and the general partner will continue to operate NCP-Eight in a manner that will maximize revenue and cash flows.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Eight Limited Partnership

By: Northland Communications Corporation (General Partner)

Dated: April 4, 2008	By:	/s/ RICHARD I. CLARK
Name: Richard I. Clark
Title: Executive Vice President, Treasurer and Assistant Secretary